Exhibit 4.29

Execution

ALCENTRA CAPITAL CORPORATION,

CRESCENT CAPITAL BDC, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Nineteenth Supplemental Indenture

Dated as of January 31, 2020

SUPPLEMENTAL INDENTURE

RELATED TO THE ASSUMPTION OF THE NOTES

NINETEENTH SUPPLEMENTAL INDENTURE dated as of January 31, 2020, by and among ALCENTRA CAPITAL CORPORATION, a Maryland corporation (“Alcentra”), CRESCENT CAPITAL BDC, INC. (f/k/a Crescent Reincorporation Sub, Inc.), a Maryland corporation (“Crescent Capital BDC Maryland”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, Alcentra and the Trustee executed and delivered an Indenture dated as of January 30, 2015 (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of January 30, 2015 (the “First Supplemental Indenture”), providing for the issuance of Alcentra’s 6.500% Notes due 2022 (the “First Supplemental Indenture Notes”), the Seventh Supplemental Indenture, dated as of April 2, 2015 (the “Seventh Supplemental Indenture”), providing for the issuance of Alcentra’s 6.750% Notes due 2022 (the “Seventh Supplemental Indenture Notes”), the Eighth Supplemental Indenture, dated as of April 15, 2015 (the “Eighth Supplemental Indenture”), providing for the issuance of Alcentra’s 6.250% Notes due 2020 (the “Eighth Supplemental Indenture Notes”), the Ninth Supplemental Indenture, dated as of April 15, 2015 (the “Ninth Supplemental Indenture”), providing for the issuance of Alcentra’s 6.500% Notes due 2020 (the “Ninth Supplemental Indenture Notes”), the Tenth Supplemental Indenture, dated as of February 4, 2016 (the “Tenth Supplemental Indenture”), providing for the issuance of Alcentra’s 6.500% Notes due 2021 (the “Tenth Supplemental Indenture Notes”), the Eleventh Supplemental Indenture, dated as of February 11, 2016 (the “Eleventh Supplemental Indenture”), providing for the issuance of Alcentra’s 6.500% Notes due 2021 (the “Eleventh Supplemental Indenture Notes”), the Twelfth Supplemental Indenture, dated as of February 19, 2016 (the “Twelfth Supplemental Indenture”), providing for the issuance of Alcentra’s 6.500% Notes due 2021 (the “Twelfth Supplemental Indenture Notes”), the Thirteenth Supplemental Indenture, dated as of June 9, 2016 (the “Thirteenth Supplemental Indenture”), providing for the issuance of Alcentra’s 6.375% Notes due 2021 (the “Thirteenth Supplemental Indenture Notes”), the Fourteenth Supplemental Indenture, dated as of June 16, 2016 (the “Fourteenth Supplemental Indenture”), providing for the issuance of Alcentra’s 6.375% Notes due 2021 (the “Fourteenth Supplemental Indenture Notes”), the Fifteenth Supplemental Indenture, dated as of June 23, 2016 (the “Fifteenth Supplemental Indenture”), providing for the issuance of Alcentra’s 6.375% Notes due 2021 (the “Fifteenth Supplemental Indenture Notes”), the Sixteenth Supplemental Indenture, dated as of June 30, 2016 (the “Sixteenth Supplemental Indenture”), providing for the issuance of Alcentra’s 6.375% Notes due 2021 (the “Sixteenth Supplemental Indenture Notes”), the Seventeenth Supplemental Indenture, dated as of July 8, 2016 (the “Seventeenth Supplemental Indenture”), providing for the issuance of Alcentra’s 6.250% Notes due 2021 (the “Seventeenth Supplemental Indenture Notes”), the Eighteenth Supplemental Indenture, dated as of July 14, 2016 (the “Eighteenth Supplemental Indenture,” and together with the Base Indenture, the First Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture and the Seventeenth Supplemental Indenture,

the “Indenture”), providing for the issuance of Alcentra’s 6.250% Notes due 2021 (the “Eighteenth Supplemental Indenture Notes,” and together with the First Supplemental Indenture Notes, the Seventh Supplemental Indenture Notes, the Eighth Supplemental Indenture Notes, the Ninth Supplemental Indenture Notes, the Tenth Supplemental Indenture Notes, the Eleventh Supplemental Indenture Notes, the Twelfth Supplemental Indenture Notes, the Thirteenth Supplemental Indenture Notes, the Fourteenth Supplemental Indenture Notes, the Fifteenth Supplemental Indenture Notes, the Sixteenth Supplemental Indenture Notes and the Seventeenth Supplemental Indenture Notes, the “Notes”).

WHEREAS, Section 901(1) of the Indenture provides that, without the consent of any Holders of the Notes, Alcentra, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into one or more supplemental indentures to evidence the succession of another Person to Alcentra and the assumption by any such successor of the covenants of Alcentra in the Indenture and in the Notes contained (the “Assumption and Succession”);

WHEREAS, Section 801 of the Indenture provides that Alcentra shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person unless, among other things, the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of Alcentra shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance or observance of every covenant of the Indenture on the part of Alcentra to be performed or observed;

WHEREAS, Section 802 of the Indenture provides that upon any consolidation of Alcentra with, or merger of Alcentra into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of Alcentra in accordance with Section 801, the successor Person formed by such consolidation or into which Alcentra is merged or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, Alcentra under the Indenture with the same effect as if such successor Person had been named as the “Company” therein, and thereafter, Alcentra shall be discharged from all obligations and covenants under the Indenture and the Notes and may be dissolved and liquidated;

WHEREAS, Crescent Capital BDC, Inc., a Delaware corporation and the direct parent company of Crescent Capital BDC Maryland (“Parent”), entered into an Agreement and Plan of Merger, dated as of August 12, 2019, by and among Parent, Atlantis Acquisition Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Acquisition Sub”), Alcentra and Crescent Cap Advisors, LLC (the “Original Merger Agreement”), as amended by Amendment No. 1 to the Original Merger Agreement, dated as of September 27, 2019, pursuant to which (i) Parent will merge with and into Crescent Capital BDC Maryland, resulting in a reincorporation from the state of Delaware to the state of Maryland, (ii) Acquisition Sub will merge with and into Alcentra, with Alcentra surviving such merger, and (iii) immediately thereafter, Alcentra will merger with and into Crescent Capital BDC Maryland, with Crescent Capital BDC Maryland surviving such merger (collectively, the “Transactions”);

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WHEREAS, each of Alcentra and Crescent Capital BDC Maryland has duly authorized the execution and delivery of this Nineteenth Supplemental Indenture to provide for the Assumption and Succession;

WHEREAS, this Nineteenth Supplemental Indenture is being executed pursuant to and in accordance with Section 901 of the Indenture; and

WHEREAS, all acts and things necessary to make this Nineteenth Supplemental Indenture a valid and binding agreement of Alcentra and Crescent Capital BDC Maryland in accordance with its terms have been done.

NOW, THEREFORE, WITNESSETH:

For and in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

INCORPORATION OF PREVIOUS DOCUMENTS

Section 1.01    Incorporation of Previous Documents.

This Nineteenth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

Section 1.02    Definitions.

Unless otherwise provided herein, the terms used herein shall have the meanings ascribed to such terms in the Indenture.

Section 1.03    Governing Law.

This Nineteenth Supplemental Indenture, the Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of laws.

Section 1.04    Severability.

In case any provision in this Nineteenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.05    Counterparts.

This Nineteenth Supplemental Indenture may be executed in counterparts, each of which will be an original, but such counterparts will together constitute but one and the same

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instrument. The exchange of copies of this Nineteenth Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Nineteenth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section	1.06 Notices

The address of the Company’s principal office specified in the first paragraph of the Indenture shall be deleted and replaced with the following:

Crescent Capital BDC, Inc.

Attn: General Counsel

11100 Santa Monica Boulevard, Suite 2000

Los Angeles, California 90025

SUCCESSION TO INDENTURE

Crescent Capital BDC Maryland agrees that upon consummation of the Transactions, it shall assume, and succeed to, and be substituted for, and may exercise every right and power of, Alcentra under the Indenture with the same effect as if it had been named as the “Company” therein, and that Alcentra shall be discharged from all obligations and covenants under the Indenture and the Notes.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Nineteenth Supplemental Indenture to be duly executed by their respective officers or agents as of the day and year first above written.

ALCENTRA CAPITAL CORPORATION

By:	/s/ Suhail A. Shaikh
Name:	Suhail A. Shaikh
Title:	Chief Executive Officer

[Signature Page to Nineteenth Supplemental Indenture]

CRESCENT CAPITAL BDC, INC.

By:	/s/ Gerhard Lombard
Name:	Gerhard Lombard
Title:	Chief Financial Officer & Treasurer

[Signature Page to Nineteenth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David W. Doucette
Name:	David W. Doucette
Title:	Vice President

[Signature Page to Nineteenth Supplemental Indenture]